EXHIBIT 99.A

News
For Immediate Release

El Paso Corporation CEO to Present at UBS Conference

HOUSTON, TEXAS, February 15, 2006—Doug Foshee, president and chief executive officer of El Paso Corporation (NYSE:EP), will present tomorrow, February 16, at the UBS Natural Gas & Electric Utilities Conference in New York City. The presentation will begin between noon and 12:30 p.m. Eastern Time with an audio webcast available on the Investors page of El Paso’s Web site at www.elpaso.com. Presentation slides will be available approximately one hour before the presentation also on the Investors page of El Paso’s website.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Chris Jones, Manager
Office: (713) 420-4136
Fax: (713) 420-4417